UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2003

Sylvan Learning Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-22844	52-1492296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fleet Street, Baltimore, Maryland 21202
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code:  (410) 843-8000

Item 2.  Acquisition or Disposition of Assets

On June 30, 2003, Sylvan Learning Systems, Inc. (the “Company”) and Educate Operating Company, LLC (“Educate LLC”), a company newly-formed by Apollo Management, L.P. (“Apollo”), completed the previously announced sale of substantially all of the Company’s K-12 education business units to Educate LLC, including eSylvan, Inc. and Connections Academy, Inc., which had been investments held by Sylvan Ventures.  Apollo previously owned $80.0 million of a total $95.0 million in convertible debentures issued by the Company, held two board seats of the Company, and held 25% of Sylvan Ventures.

The consideration for the sale of the assets comprising the K-12 business units was determined by negotiations of the parties and consisted of the following at closing:

•                  Approximately $113.0 million in cash, in addition to $4.2 million from the sale of its tuition finance portfolio, plus deferred payments of $3.0 million;

•                  A subordinated note in the amount of $55.0 million, bearing interest at 12% per annum and maturing in 2009;

•                  The surrender of the Company’s outstanding convertible debentures held by Apollo Management, with a face value of approximately $50.6 million, which were convertible into 3.2 million Sylvan shares.  This leaves approximately $44.4 million of convertible debentures outstanding.

•                  The assumption of trade accounts payable of the K-12 business units, and other specified liabilities of the K-12 business units;

•                  Apollo’s 25% preferred interest in Sylvan Ventures;

The Company is also entitled to up to $10.0 million in additional considerations if certain operations of Connections Academy, a former Sylvan Ventures portfolio company, exceed specified levels of earnings prior to December 31, 2007.  The transaction will result in the elimination of various consent and governance rights that had been held by Apollo.  Apollo’s representation on the Company’s Board of Directors will be reduced from two board seats to one.

The completed divestiture of Company’s K-12 assets to Educate, Inc. positions the Company to further expand on its proven global successes in post-secondary education.  Over the past five years, the Company has built a network of accredited universities that today provide traditional, classroom-based, and online post-secondary education to nearly 100,000 degree-seeking, full-time students and working adults worldwide.

The publicly traded Sylvan Learning Systems, Inc. will change its corporate name and NASDAQ ticker within one year following the completion of the transaction, as Educate, Inc. retains all rights to the Sylvan brand.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(b)              The pro forma financial information required by this item was filed on Form 8-K on June 9, 2003, which restated the December 31, 2002 Annual Report on Form 10-K reflecting the Company’s K-12 operations as discontinued operations.  The sale of the Company’s K-12 education business units to Educate, Inc. qualified for treatment as discontinued operations.

The pro forma financial information required by this item as of March 31, 2003 was presented in the Company’s Quarterly Report on Form 10-Q filed on May 15, 2003.

(c)               Exhibits

99.01                     Press Release dated July 1, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYLVAN LEARNING SYSTEMS, INC.

/s/ Sean R. Creamer
Name: Sean R. Creamer
	Title:	Senior Vice President and Chief Financial Officer

Date: July 2, 2003